UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2013

Atlas Energy, L.P.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-32953

Delaware	43-2094238
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Park Place Corporate Center One

1000 Commerce Drive, Suite 400

Pittsburgh, PA 15275

(Address of principal executive offices, including zip code)

412-262-2830

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On May 7, 2013, Atlas Pipeline Mid-Continent Holdings, LLC (“APMCH”), a wholly owned subsidiary of Atlas Pipeline Partners, L.P., whose general partner is a wholly owned subsidiary of Atlas Energy, L.P., completed the acquisition (the “Acquisition”) of 100% of the outstanding member and other ownership interests of TEAK Midstream, L.L.C. (“TEAK”), pursuant to the Purchase and Sale Agreement (“Purchase and Sale Agreement”), dated as of April 16, 2013, between APMCH and TEAK Midstream Holdings, LLC for $1.0 billion in cash, subject to working capital (exclusive of cash received) and other adjustments contemplated by the Purchase and Sale Agreement. The assets owned by TEAK primarily include gas gathering, processing and treating facilities in South Texas.

The Purchase and Sale Agreement was filed as Exhibit 2.1 to Atlas Pipeline Partners, L.P.’s Current Report on Form 8-K filed on April 17, 2013.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Historical financial statements for the business acquired and pro forma financial information are not included in this Current Report on Form 8-K. This information will be filed in a subsequent Current Report on Form 8-K as required by Securities and Exchange Commission regulations.

(b) Pro forma financial information.

Historical financial statements for the business acquired and pro forma financial information are not included in this Current Report on Form 8-K. This information will be filed in a subsequent Current Report on Form 8-K as required by Securities and Exchange Commission regulations.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2013	Atlas Energy, L.P.
	By:	Atlas Energy GP, LLC, its general partner

	By:	/s/ Sean McGrath
	Name:	Sean McGrath
	Title:	Chief Financial Officer